UNTIED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007

ADVANCED PRODUCTS GROUP, INC.

(Exact Name of the Company)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-30278                                               75-2035917

(Commission File Number)              (IRS Employer Identification Number)

c/o Sayid and Associates LLP

408 West 57th Street, Suite 8E

New York, New York 10019

(Address of Principal Offices)

(212) 262-1166

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction 4.2. below):

[ x ]  Written communications pursuant to Rule 425 under the Securities

        Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

       Exchange Act (17 CFR 240.13e-4(c))

Item 1.      Entry Into a Material Definitive Agreement:

     On February 27, 2007, Advanced Products Group, Inc. ("APG"), a Delaware corporation, entered into an Agreement  of Merger (the Agreement) with CloudTech Sensors, Inc ("CloudTech"), a Delaware corporation.

     The terms of the Merger are contained in the Agreement which is annexed hereto as Exhibit 1.

     At the conclusion of the Merger the shareholders of CloudTech shall own the controlling interest in APG.  The current shareholders of APG will retain fifteen (15%) percent of the surviving company, which will be APG.  The Company will amend its Letters of Incorporation to change the name of the corporation to CloudTech Sensors, Inc.

    In consideration of the Merger CloudTech has executed a Promissory Note (the Note), attached hereto as Exhibit 2 by which it promises to pay to APG the sum of Two Hundred Twenty Five ($225,000) on or before April 27, 2007.  The parties have agreed to an automatic extension of 30 days in the event of default under the Note.  Should CloudTech fail to cure any default within the time period, it may extend the Note an additional 30 days by paying a penalty of $75,000.  Any default beyond sixty (60) days will result in the cancellation of this Agreement and the surrender of the shares obtained pursuant thereto.

     APG intends to use the proceeds obtained from this transaction ($225,000.00)to settle outstanding debt and to bring the company into compliance with various state and federal regulation, including but not limited to the costs of becoming current in its Securities and Exchange Commission ("SEC") filings and registrations and the legal and accounting fees associated therewith.

     APG has been actively engaged in seeking a viable business candidate with which to merge.  CLOUDTECH is a development stage corporation engaged in the manufacture, design and engineering of hand held sensor devices capable of providing real time analysis of chemical, biological and nuclear agents and communicating its findings to multiple responders and users.   The Company is confident that Cloudtech will be able to market its products successfully and to achieve sufficient capitalization to meet its plan.

     A majority of the shares issued and outstanding of APG prior to the Merger have executed Voting  Agreements in which they have exercised a proxy to the Board of Directors to vote in favor of this Merger.  Dissenting minority shareholders are eligible to receive the assessed market value of the shares.  Currently, APG shares have no market or value. (See Item 3 below.)  Furthermore, in compliance with Delaware General Business Law, the Board of Directors, while agreeing not to actively solicit or seek a merger candidate, will review, discuss and act upon any "Superior Offer" that may be proffered by the Company's minority shareholders.

     As part of the transaction contemplated by this Agreement, the Board of Directors and the officers of APG will resign and CLOUDTECH will elect and appoint the directors and officers of the company, effecting a complete change in management and control of APG.

     Any description of the terms, conditions and covenants of the Agreement and any other instrument, document and agreement discussed above is qualified in its entirety by reference to such instrument, document and agreement, which is attached as an exhibit and incorporated herein by reference.

Item 3.        Transfer of Listing

     APG, stock symbol (APGP) was moved by the National Association of Securities Dealers Automated Quote System ("NASDQ") without notice to the company from the Over the Counter ("OTC") Bulletin Board to the OTC Pink Sheets.  While this was done without notice, APG has since learned the transfer was made due to APG's failure to comply with the annual and quarterly reporting required of a public company.

     APG has had no revenues or income since becoming a public entity and is and was a development stage company.  APG is required to report annually and quarterly with the SEC.   It failed to comply with quarterly and annual reporting requirements for lack of sufficient capital to do so.  APG became a reporting entity by the failure of the SEC to comment to its original Form 10 within the statutory time period.

Item 5.      Corporate Governance and Management

     Item 5.01     Changes in Control of Registrant

     As stated in Item 1.01 above, the transaction contemplated in the Merger will result in a change of control of APG in that CLOUDTECH will own Eighty Five (85%) of the issued and outstanding shares of APG.

     Item 5.02        Departure of Directors, Officers; Election of Directors and                                    Officers.

     The transaction contemplated in the Agreement requires that at the time the transaction is consummated the officers and directors of APG shall resign.  The board of directors of CLOUDTECH, shall become the board of directors of APG and said board shall elect and appoint the company's officers.

Item 8.      Other Events

     On or about May 15, 2001, the Board of Directors by unanimous vote cancelled certain shares of common and preferred A and preferred C shares.  These shares had been issued in anticipation of an acquisition that had not taken place and for advertising that was not provided.

     The company had started negotiations with a Brooklyn Tea packaging company to acquire 100% of said company's issued and outstanding shares.  The consideration of said acquisition was to be 10,000 Preferred A Shares which preference is a conversion preference of twenty (20) common shares for each share of Preferred A.  Additionally, the consideration included Preferred C Shares, which carried a face value of $10.00, a six (6%) percent coupon and conversion preference of two (2) common shares for each share of Preferred C shares held.  While the certificates were prepared and issued they were cancelled due to the failure of the tea company to execute the merger agreement at the time of the closing.

     Additionally, the company cancelled 1,460,000 shares issued to a NASCAR racing team for advertising to placed on one or more cars of this racing team.  These shares were issued by a prior officer of the corporation without Board of directors consent, and the NASCAR racing team ultimately decided not to include the company's product on its race cars.

     These actions reduced the total issued and outstanding shares of the corporation to 3,340,000 common voting shares, with no preferred shares of any type issued and outstanding.

Item 9.      Financial Statements and Exhibits

The following are Exhibits attached to this filing:

No.                                      Exhibit

Ex 2.                                  Merger Agreement

Ex 99.1                              Voting Agreement

Ex 99.2                              Voting Agreement

Ex 99.3                              Voting Agreement

Ex 99,4                              Voting Agreement

Dated:                 March 11, 2007                          Advanced Products Group, Inc.

                                                                        /s/ Edward J. da Parma

                                                                        Edward J. da Parma, President